UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GLOBAL TECHNOLOGIES, LTD
(Name of Registrant as Specified in Its Charter)

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	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GLOBAL TECHNOLOGIES, LTD

501 1st Ave N., Suite 901

St. Petersburg, FL 33701

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of Class A Common Stock, par value $0.0001 of Global Technologies, Ltd (the “Common Stock”), a Delaware corporation (the “Company”), in connection with an action taken by the holders of a majority of the issued and outstanding voting stock (the “Majority Consenting Stockholders”), which action was approved by written consent on March 21, 2022 (the “Stockholder Consent”), to:

(i)	approve the filing of an Amended and Restated Certificate of Incorporation to:

a.	effect a reverse stock split of the Company’s Class A Common Stock on a ratio of 1:1,000 to 1:4,000;
b.	decrease the number of authorized shares of Class A Common Stock from 14,911,000,000 to 500,000,000;
c.	increase the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000; and
d.	change the name of the corporation to Tersus Power, Inc. (A copy of the form of the Amended and Restated Certificate of Incorporation is attached as Appendix A to this Information Statement).

(ii)	to ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and

(iii)	to elect one (1) director to serve until their successors are elected and qualified (“Election of Director”).

This Information Statement is being sent to you for information purposes only and you are not required to take any action. Please read the attached Information Statement carefully. It describes the essential terms of the change in capital structure and the actions to be taken with respect thereto. Additional information about the Corporation is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). The Corporation’s reports filed with the SEC, their accompanying exhibits and other documents filed with the SEC may be obtained on the SEC’s website at www.sec.gov.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act of the action described above before it takes effect. This letter is the notice required by the General Corporation Law of the State of Delaware.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE VOTED TO (1) AUTHORIZE THE FILING OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT: (i) A REVERSE STOCK SPLIT OF THE COMPANY’S CLASS A COMMON STOCK, (ii) DECREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK, (iii) INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, AND (iv) CHANGE THE NAME OF THE CORPORATION; (2) RATIFY FRUCI & ASSOCIATES II, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022; AND (3) ELECT ONE DIRECTOR TO SERVE AS A DIRECTOR OF THE COMPANY. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Please feel free to call us at (727) 482-1505 should you have any questions on the enclosed Information Statement.

For the Board of Directors of
GLOBAL TECHNOLOGIES, LTD

Date: March 22, 2022	By:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson
President

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GLOBAL TECHNOLOGIES, LTD

501 1st Ave N., Suite 901

St. Petersburg, FL 33701

INFORMATION STATEMENT

(Preliminary)

March __, 2022

GENERAL INFORMATION

Global Technologies, Ltd (the “Company,” “we,” “us” or “our”) is furnishing this Information Statement to you to provide a description of actions taken by our board of directors (the “Board”) on March 11, 2022 and by the holders of our voting stock (the “Majority Consenting Stockholders”) on March 21, 2022, in accordance with the relevant sections of our articles of incorporation, as amended, our bylaws, as amended, and under Section 228 of the General Corporation Law of the State of Delaware (“DGCL”).

This Information Statement is being mailed on or about March __, 2022 to stockholders of record on March 18, 2022 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate actions described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before such action takes effect. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE VOTED TO (1) AUTHORIZE THE FILING OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT: (i) A REVERSE STOCK SPLIT OF THE COMPANY’S CLASS A COMMON STOCK, (ii) DECREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK, (iii) INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, AND (iv) CHANGE THE NAME OF THE CORPORATION; (2) RATIFY FRUCI & ASSOCIATES II, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022; AND (3) ELECT ONE DIRECTOR TO SERVE AS A DIRECTOR OF THE COMPANY. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

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ABOUT THIS INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the DGCL to notify you of certain Corporate Actions (the “Actions”) taken by the Majority Consenting Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes herein described, the Board elected to seek the written consent of the Majority Consenting Stockholders in lieu of a special meeting. We are making this Information Statement available to you on or about March 22, 2022. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is Entitled to Notice?

Each holder of record of outstanding shares of our Class A Common Stock, Series K Preferred Stock and Series L Preferred Stock on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent.

Why Did the Company Seek Shareholder Approval?

On March 9, 2022, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Tersus Power, Inc. (“Tersus Power”), a Nevada corporation, and the Tersus Shareholders. Under the terms of the Exchange Agreement, at Closing the Company shall deliver to the Tersus Shareholders a to-be-determined pro-rata number of shares of the Company’s Class A Common Stock for each one (1) share of Tersus common stock held by the Tersus Shareholders (the “Exchange Ratio”). Such shares of the Company’s Class A Common Stock shall collectively (i) be referred to as the “Exchange Shares”, and (ii) constitute 75% of the issued and outstanding shares of stock, of all classes, of the Company immediately following the Closing. Conditions precedent to the Closing shall require the Company to complete the following corporate actions: (i) the Company will have completed a merger with and into its wholly owned subsidiary sufficient to change its name to “Tersus Power, Inc.”, a Delaware corporation, with an authorized capital of 500 million shares of common stock (of one class), and 10 million shares of preferred stock (none of which will be authorized as a particular series), (ii) the Company will have completed, and FINRA will have recognized and effectuated, a reverse split of its common stock in a range between 1-for-1,000 and 1-for-4,000, at a level that is acceptable to the Parties, (iii) all of the holders of the Company’s Series K Preferred Stock and Series L Preferred Stock will have converted their preferred shares into Class A Common Stock of the Company, and (iv) certain nominees by the Tersus Shareholders shall be appointed to the Company’s Board of Directors.

Accordingly, the Majority Consenting Stockholders voted “IN FAVOR OF” the proposed Actions in order for the Company to complete the Closing of the Exchange Agreement with Tersus Power and in order to permit the Company to raise capital or issue its Class A Common Stock for other business purposes.

What Actions were Approved by the Majority Stockholder?

Pursuant to the Written Consent, the following Actions were approved by the Majority Consenting Stockholders:

(i)	approve the filing of an Amended and Restated Certificate of Incorporation to:

a.	effect a reverse stock split of the Company’s Class A Common Stock on a ratio of 1:1,000 to 1:4,000;
b.	decrease the number of authorized shares of Class A Common Stock from 14,911,000,000 to 500,000,000;
c.	increase the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000; and
d.	change the name of the corporation to Tersus Power, Inc. (A copy of the form of the Amended and Restated Certificate of Incorporation is attached as Appendix A to this Information Statement).

(ii)	to ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and

(iii)	to elect one (1) director to serve until their successors are elected and qualified (“Election of Director”).

What Vote was Required to Approve the Actions?

The affirmative vote of the holders of a majority of the voting power of our outstanding shares of capital stock entitled to vote thereon on the Record Date was required to approve the Actions. As of the Record Date, Global Technologies, Ltd. has one authorized and outstanding class of common stock: Class A, and two authorized and outstanding series of preferred stock: Series K and Series L.

As of the Record Date, the Company had 13,449,828,986 shares of Class A Common Stock outstanding, 3 shares of Series K Preferred Stock outstanding and 255 shares of Series L Preferred Stock outstanding. As of the Record Date, the total number of votes available to be cast was 336,245,730,842 (13,449,828,986 by the Class A Common Stock holders, 268,996,584,880 by the Series K Preferred Stock holder and 53,799,316,976 by the Series L Preferred Stock holders). The total number of votes cast for ITEM 1, ITEM 2 and ITEM 3 (please see below) was 324,145,901,856 or 96.40% in favor for each of the proposed Actions. No other shareholder votes, consents or actions will be required or obtained in connection with this Information Statement or the Actions because the Majority Consenting Stockholders have consented to the Actions.

Do I have appraisal rights?

No. None of the DGCL, our Certificate of Incorporation, as amended, or our Bylaws, as amended, provides holders of capital stock with dissenters’ or appraisal rights in connection with the Actions described in this Information Statement.

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OUTSTANDING VOTING SECURITIES

General

Our authorized capital stock consists of 14,991,00,000 shares of Class A Common Stock, 4,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock. As of March 18, 2022 (“Record Date”), we had issued and outstanding 13,449,828,986 shares of Class A Common Stock, 0 shares of Class B Common Stock and 258 shares of Preferred Stock.

The number of voting shares outstanding excludes shares of Common Stock issuable upon conversion of outstanding Convertible Notes.

The DGCL provides in substance that unless our Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Common Stock

Class A and Class B:

Identical Rights. Except as otherwise expressly provided in ARTICLE FIVE of the Company’s Amended and Restated Certificate of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

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Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

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Preferred Stock

Series A

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series A 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series A 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series A 8% Convertible Preferred Stock. As of the date of this filing, the Company has 0 shares issued and outstanding, respectively.

Series B

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series B 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series B 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series B 8% Convertible Preferred Stock. As of the date of this filing, the Company has 0 shares issued and outstanding, respectively.

Series C

On February 15, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series C 5% Convertible Preferred Stock, par value $0.01. The designation of the new Series C 5% Convertible Preferred Stock was approved by the Board of Directors on February 14, 2000. The Company is authorized to issue 1,000 shares of the Series C 5% Convertible Preferred Stock. As of the date of this filing, the Company has 0 shares issued and outstanding, respectively.

Series D

On April 26, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series D Convertible Preferred Stock, par value $0.01. The designation of the new Series D Convertible Preferred Stock was approved by the Board of Directors on April 26, 2001. The Company is authorized to issue 800 shares of the Series D Convertible Preferred Stock. As of the date of this filing, the Company has 0 shares issued and outstanding, respectively.

Series E

On June 28, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series E 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series E 8% Convertible Preferred Stock was approved by the Board of Directors on March 30, 2001. The Company is authorized to issue 250 shares of the Series E Convertible Preferred Stock. As of the date of this filing, the Company has 0 shares issued and outstanding, respectively.

Series K Super Voting Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series K Super Voting Preferred Stock, par value $0.01. The designation of the new Series K Super Voting Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue three (3) shares of the Series K Super Voting Preferred Stock. As of the date of this filing, the Company has 3 shares issued and outstanding, respectively.

Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Liquidation and Redemption Rights. Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

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Conversion. No conversion of the Series K Super Voting Preferred Stock is permitted.

Rank. All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.0001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights.

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Series L

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series L Preferred Stock, par value $0.01. The designation of the new Series L Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue five hundred thousand (500,000) shares of the Series L Preferred Stock. As of the date of this filing, the Company has 255 shares issued and outstanding, respectively.

Dividends. The holders of Series L Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Voting.

a. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

b. Each individual share of Series L Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of shares of all series of Preferred Stock issued and outstanding at time of voting}]

divided by:

[the number of shares of Series L Preferred Stock issued and outstanding at the time of voting]

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Conversion Rights.

a) Outstanding. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined by the formula set forth is section 4.b.

b) Method of Conversion.

i. Procedure- Before any holder of Series L Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series L Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series L Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

ii. Issuance- Shares of Series L Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, Employees, Consultants or as directed by a majority vote of the Board of Directors. The number of Shares of Series L Preferred Stock to be issued to each qualified person (member of Management, Employee or Consultant) holding a Note shall be determined by the following formula:

For retirement of debt: One (1) share of Series L Preferred stock shall be issued for each Five Thousand Dollar ($5,000) tranche of outstanding liability. As an example: If an officer has accrued wages due to him or her in the amount of $25,000, the officer can elect to accept 5 shares of Series L Preferred stock to satisfy the outstanding obligation of the Company.

iii. Calculation for conversion into Common Stock- Each individual share of Series L Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[5000]

divided by:

[.50 times the lowest closing price of the Company’s common stock for the immediate five-day period prior to the receipt of the Notice of Conversion remitted to the Company by the Series L Preferred stockholder]

Required Vote

The Class A Common Stock, the Series K Preferred Stock and the Series L Preferred Stock are the only classes of outstanding voting stock of the Company. As of March 18, 2022, there were 13,449,828,986 shares of Class A Common Stock, 3 shares of Series K Preferred Stock and 255 shares of Series L Preferred Stock issued and outstanding. On March 21, 2022, the following holders of shares of the Company’s Class A Common Stock, the Series K Preferred Stock and the Series L Preferred Stock, representing 96.40% of the outstanding voting power of the Company (the “Majority Consenting Stockholders”), executed the written consent of the Majority Stockholders approving the Corporate Actions (ITEM 1, ITEM 2 and ITEM 3 below) (the “Approval Date”):

Class A Common Stock:

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Votes held by Majority Stockholder (1)	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Corporate Actions (2)
Valvasone Trust	650,000,000	650,000,000	650,000,000	0.19%
Jody A. DellaDonna	700,000,000	700,000,000	700,000,000	0.21%
Total	1,350,000,000	1,350,000,000	1,350,000,000	0.40%

(1)	Voting Rights Class A Common Stock- (a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

(2)	Based on a total of 336,245,730,842 voting shares as of the Record Date.

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Series K Preferred Stock:

Name of Majority Stockholder	Number of Shares of Series K Preferred Stock held	Number of Votes held by Majority Stockholder (1)	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Corporate Actions (2)
Jimmy Wayne Anderson	3	268,996,584,880	268,996,584,880	80.00%
Total	3	268,996,584,880	268,996,584,880	80.00%

(1)	Voting Rights Series K Preferred Stock- If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

(2)	Based on a total of 336,245,730,842 voting shares as of the Record Date.

Series L Preferred Stock:

Name of Majority Stockholder	Number of Shares of Series K Preferred Stock held	Number of Votes held by Majority Stockholder (1)	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Corporate Actions (2)
Sylios Corp (3)	10	2,109,777,136	2,109,777,136	0.63%
Jimmy Wayne Anderson (4)	18	3,797,598,845	3,797,598,845	1.13%
Around the Clock Partners, LP (5)	40	8,439,108,545	8,439,108,545	2.51%
Jetco Holdings, LLC (6)	100	21,097,771,363	21,097,771,363	6.27%
MainSpring, LLC (7)	50	10,548,885,682	10,548,885,682	3.14%
Valvasone Trust (8)	29	6,118,353,695	6,118,353,695	1.82%
Jody A. DellaDonna (9)	8	1,687,821,709	1,687,821,709	0.50%
Total	255	53,799,316,976	53,799,316,976	16.00%

(1)	Voting Rights Series L Preferred Stock- If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

(2)	Based on a total of 336,245,730,842 voting shares as of the Record Date.

(3)	Sylios Corp is a Florida corporation. The address for Sylios Corp is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Sylios Corp.

(4)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(5)	Around the Clock Partners, LP is a Delaware limited partnership. The address for Around the Clock Partners, LP is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Around the Clock Partners, LP.

(6)	Jetco Holdings, LLC is a Wyoming limited liability company. The address for Jetco Holdings, LLC is 11718 SE Federal Highway, Suite 372, Hobe Sound, FL 33455. Timothy Cabrera is the controlling principal for Jetco Holdings, LLC.

(7)	MainSpring, LLC is a Wyoming limited liability company. The address for MainSpring, LLC is 611 Fort Harrison Ave S, Suite 363, Clearwater, FL 33756. Brian McFadden is the controlling principal for MainSpring, LLC.

(8)	The address for Valvasone Trust 5114 Stoneywood Circle, Mableton, GA 30126. The trustee for Valvasone Trust is John DellaDonna.

(9)	The address for Jody A. DellaDonna is 109 Carrick Way, Macon, GA 31210.

Summary of Vote:

Class of Voting Security	Number of Shares of Voting Security held	Number of Votes held by Majority Consenting Stockholders	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Corporate Actions (1)
Class A Common Stock	13,449,828,986	1,350,000,000	1,350,000,000	0.40%
Series K Preferred Stock	3	268,996,584,880	268,996,584,880	80.00%
Series L Preferred Stock	255	53,799,316,976	53,799,316,976	16.00%
Total	13,449,829,244	324,145,901,856	324,145,901,856	96.40%

(1)	The Percentage of the voting equity that voted in favor of the corporate actions is based on a total number of votes available of 336,245,730,842: 13,449,828,986 by the holders of the Company’s Class A Common Stock, 268,996,584,880 by holders of the Company’s Series K Preferred Stock and 53,799,316,976 by holders of the Company’s Series L Preferred Stock.

Since the Board and Majority Consenting Stockholders voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. In accordance with Rule 14c-2 of the Exchange Act, the Corporate Actions will be effective no earlier than twenty (20) days after this Information Statement has been sent or made available to our shareholders, which date of effectiveness is estimated to be April 11, 2022 (the “Effective Date”). The reverse stock split of the Company’s Class A Common Stock, decrease in the number of authorized shares of the Company’s Class A Common Stock, increase in the number of authorized shares of Preferred Stock and change in the name of the corporation will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware after the Effective Date.

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Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Class A Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

General Description of Corporate Actions:

ITEM 1:

FILE AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A COMMON STOCK, DECREASE OUR AUTHORIZED CLASS A COMMON STOCK, INCREASE OUR AUTHORIZED PREFERRED STOCK AND CHANGE THE NAME OF THE CORPORATION

On March 11, 2022, the Board unanimously approved the filing of an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to effect a reverse stock split of the Company’s Class A Common Stock on the ratio of 1:1,000 to 1:4,000 (“Reverse Stock Split”), decrease the number of authorized shares of the Company’s Class A Common Stock from 14,991,000,000 to 500,000,000, to increase the number of authorized shares of the Company’s Preferred Stock from 5,000,000 to 10,000,000 and change the name of the corporation to Tersus Power, Inc. On March 21, 2022, the Majority Consenting Stockholders delivered executed written consents in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the proposed Actions.

The Board will effect the Reverse Stock Split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change, if at all, by filing the Restated Certificate with the Secretary of State of the State of Delaware, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders. After such 20-day period, the Board has the authority to file the Restated Certificate to effect the Reverse Stock Split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change at any time prior to the one-year anniversary of the date of the Stockholder Consent. A form of the Restated Certificate is attached to this Information Statement as Appendix A. No further action on the part of our stockholders is required to authorize or effect the reverse stock split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change.

The ability to proceed without a special meeting of the stockholders to approve, adopt and/or ratify the Corporate Actions is authorized by Sections 211 and 228 of the DGCL which provides that, unless otherwise provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power of the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not contain any provisions contrary to the provisions of Sections 211 and 228 of the DGCL. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to take the Corporate Actions as described in this Information Statement, several of our stockholders representing in excess of 50% of the voting stock executed and delivered a written consent to us.

Our Board unanimously approved the Restated Certificate, subject to stockholder approval, and on March 21, 2022, the holders of approximately 96.40% of the voting shares of our Common and Preferred Stock executed and delivered to us the Stockholder Consents approving the filing of the Restated Certificate to effect a Reverse Stock Split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change.

Accordingly, we have obtained all corporate approval required for the filing of the Restated Certificate. We do not require, and we are not seeking any further consent from stockholders to file the Restated Certificate. This Information Statement is furnished solely for the purposes of advising stockholders of the approval of the Restated Certificate and giving stockholders notice of the filing of the Restated Certificate, as required by the DGCL and the Exchange Act.

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Effects of Reverse Stock Split:

Reasons for the Reverse Stock Split

The Board’s primary objectives in effecting the Reverse Stock Split, if necessary or if the Board otherwise desires, is to enable the Board to (i) Close on the Share Exchange Agreement with Tersus Power, Inc. and the Tersus Shareholders, (ii) raise the per share trading price of our Class A Common Stock, which is currently trading only on the OTC Marketplace “PINK”, to allow for a listing of our Class A Common Stock on one of the Exchanges, and (iii) enable the Board to facilitate capital raising by the Company by attracting a broader audience of potential investors, either in connection with listing on an Exchange or otherwise. Our Board has determined that by increasing the market price per share of our Class A Common Stock, we would meet the stock price element of the initial listing requirements of each of the Exchanges and our Class A Common Stock could be initially listed on one of the Exchanges. Our Board concluded that the liquidity and marketability of our Class A Common Stock will be adversely affected if it is not listed on an Exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Class A Common Stock. Our Board believes that current and prospective investors may view an investment in our Class A Common Stock more favorably if our Common Stock is quoted on one of the Exchanges.

Our Board also believes that the Reverse Stock Split and any resulting increase in the per share price of our Class A Common Stock should enhance the acceptability and marketability of our Class A Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Class A Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Class A Common Stock.

While we believe that we will likely seek to implement the Reverse Stock Split in connection with a contemplated uplisting onto an Exchange and subsequent financing activities, we cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, at what ratio it will be effected or that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Class A Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Class A Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Stock Split. Moreover, and notwithstanding the flexibility afforded to the Board as a result of having the ability to implement the Reverse Stock Split, the Board is not legally committed to (i) implementing the Reverse Split, (ii) listing the Class A Common Stock on an Exchange or (iii) undertaking any financing in connection therewith.

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Class A Common Stock by up to a factor of four thousand. However, we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Class A Common Stock. The price of our Class A Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

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Furthermore, and importantly, in order to qualify for listing on an Exchange, the Class A Common Stock will need to trade above a required dollar value per share ($4.00 per share for the Nasdaq Capital Market and $3.00 per share for the NYSE American) for 30 days in any 60 day period following the Reverse Stock Split, and there is a risk that this key threshold for listing the Class A Common Stock on an Exchange will not be met, which would lead to the inability to have the Class A Common Stock listed on an Exchange. Investors or potential investors in the Class A Common Stock should not hold their investments or make new investments in the Class A Common Stock in reliance on the fact that the Class A Common Stock will qualify for listing on an Exchange.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, each of the Exchanges requires that we have a certain number of round lot stockholders to be initially listed (the Nasdaq Marketplace Rules require that we have 300 round lot stockholders and the NYSE American requires that we have 400 round lot stockholders). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Class A Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Class A Common Stock could encourage interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

Any time twenty calendar days following the date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the Restated Certificate will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Restated Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Certificate, without further action by our stockholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”). Upon the filing of the Restated Certificate, without further action on our part or our stockholders, the outstanding shares of Class A Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 4,000 shares of our Class A Common Stock, you would hold 1 shares of our Class A Common Stock following the Reverse Stock Split if the ratio is one-for-four thousand.

The table below sets forth the number of shares of our Class A Common Stock outstanding before and after the Reverse Stock Split based on 13,449,828,986 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Stock Split	Assuming a 1:1000 Reverse Stock Split	Assuming a 1:3000 Reverse Stock Split	Assuming a 1:4000 Reverse Stock Split
Class A Common Stock	13,449,828,986	13,449,829	4,483,276	3,362,457

Effect on Registration and Stock Trading

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Class A Common Stock. If the proposed Reverse Stock Split is implemented and our application for initial listing is otherwise accepted on either of the Exchanges, we will request that our Class A Common Stock be initially listed under the symbol “TSPW” however we cannot guarantee that the Exchanges will permit our use of “TSPW.” If “TSPW” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Class A Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Class A Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Class A Common Stock following the Reverse Stock Split, that stockholder will receive certificate representing 151 shares of Class A Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 148 holders of record of our Class A Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

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On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Class A Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Class A Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Anti-Takeover and Dilutive Effects

As previously described, although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will increase, because we will be reducing our authorized shares of Class A Common Stock. The shares of Class A Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split will give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Class A Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Class A Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Class A Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Class A Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

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Accounting Consequences

As of the Effective Time, the stated capital attributable to the Class A Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Class A Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Class A Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Class A Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Class A Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Class A Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Class A Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Class A Common Stock surrendered and the holding period for the Class A Common Stock received should include the holding period for the Common Stock surrendered.

Reasons for a Decrease in the Authorized Class A Common Stock:

As per the terms of the Share Exchange Agreement with Tersus Power, Inc. and the Tersus Power shareholders, the Company is required to reduce the number of shares of authorized Class A Common Stock from 14,991,000,000 to 500,000,000.

The decrease in the number of authorized shares of the Company’s Class A Common Stock from 14,991,000,000 shares to 500,000,000 shares was approved by stockholders holding a majority of the voting rights.

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Reasons for an Increase in the Authorized Preferred Stock:

The Board and the Majority Consenting Stockholders believe that it is prudent to increase the number of authorized shares of Preferred Stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as strategic acquisition opportunities. The Board and the Majority Consenting Stockholders believe that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Preferred Stock, such as strategic acquisitions.

All authorized but unissued shares of Preferred Stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection with issuances to raise capital, effect acquisitions or provide stock-based employee compensation), without further vote of our stockholders, except as required under applicable law. Except for the terms of the Share Exchange Agreement, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Preferred Stock. Except as otherwise described in this Information Statement, the Board does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law.

In general, the issuance of any new shares of Preferred Stock may cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized Preferred Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.

The increase in the number of authorized shares of the Company’s Preferred Stock from 5,000,000 shares to 10,000,000 shares was approved by stockholders holding a majority of the voting rights.

Change of Name to Tersus Power, Inc.:

In connection with the Company’s entry into the Share Exchange Agreement with Tersus Power, Inc. and the Tersus shareholders, the Company will enter into an Agreement and Plan of Merger with its new wholly-owned subsidiary. Tersus Power, Inc. (hereinafter, “Tersus Delaware”), a Delaware corporation. Tersus Delaware was incorporated with the State of Delaware on March 15, 2022.

The Change of Name will result in the Company changing its trading symbol. The Company will request that its trading symbol is changed to “TSPW.” If “TSPW” is not available to us, we will announce our new symbol as soon as practicable. The Change of Name and symbol may cause a temporary inconvenience with regard to the name recognition of the Company. However, management believes that the potential advantages that will accrue to the Company as a result of the Change of Name will outweigh any temporary disadvantages that may occur.

The Change of Name of the corporation from Global Technologies, Ltd to Tersus Power, Inc. was approved by stockholders holding a majority of the voting rights.

No appraisal rights

No. None of the DGCL, our Certificate of Incorporation or our Bylaws provides holders of capital stock with dissenters’ or appraisal rights in connection with the Actions described in this Information Statement.

Effective date of the Restated Certificate

The Board will effect the reverse stock split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change, if at all, by filing the Restated Certificate with the Secretary of State of the State of Delaware, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders. After such 20-day period, the Board has the authority to file the Restated Certificate to effect the reverse stock split, decrease in authorized Class A Common Stock, increase in authorized Preferred Stock and name change at any time prior to the one-year anniversary of the date of the Stockholder Consent.

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ITEM 2:

RATIFY THE APPOINTMENT OF FRUCI & ASSOCIATES II, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 2022

Fruci & Associates II, PLLC has served as our independent auditor and accountant since 2019. Since 2019, there were no disagreements between us and Fruci & Associates II, PLLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On March 21, 2022, the Majority Consenting Stockholders ratified the Board’s appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Fruci & Associates II, PLLC has audited our financial statements for the years ended June 30, 2021 and 2020.

1) Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2021	$30,000	Fruci & Associates II, PLLC
2010	$20,000	Fruci & Associates II, PLLC

2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2021	$0	Fruci & Associates II, PLLC
2010	$0	Fruci & Associates II, PLLC

3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2021	$0	Fruci & Associates II, PLLC
2010	$0	Fruci & Associates II, PLLC

4) All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2021	$0	Fruci & Associates II, PLLC
2010	$0	Fruci & Associates II, PLLC

5) During the fiscal year ended June 30, 2021 and as of the date of this report, the Company does not maintain an audit committee and therefore does not have an audit committee pre-approval policy in place.

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ITEM 3:

ELECT ONE DIRECTOR TO SERVE UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

On the Board Approval Date, the Board unanimously recommended that stockholders elect the below nominee, and on March 21, 2022, the Majority Consenting Stockholders elected the nominee to serve as a director. The director set forth below will serve until the first annual meeting of stockholders to occur following the first date on which the Common Stock is listed or quoted on a national securities exchange (the “Trigger Date”), or their earlier death, resignation or removal.

The following table sets forth the name, position and age of our director as of the Effective Date.

Name	Age	Position and Term
Jimmy Wayne Anderson	56	President, Principal Financial Officer and Director

Director Qualifications

We believe that individuals who serve on our Board should possess the requisite education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for board members, which are important to our business:

●	Leadership Experience – We seek directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, diverse perspectives, and broad business insight to the company. They demonstrate practical management experience, skills for managing change, and knowledge of industries, geographies and risk management strategies relevant to the Company.

●	Finance Experience – We believe that all directors should possess an understanding of finance and related reporting processes. We also seek directors who qualify as “audit committee financial experts” as defined in rules of the SEC for service on the Audit Committee.

●	Industry Experience – We seek directors who have relevant industry experience including existing and new technologies, new or expanding businesses and a deep understanding of the Company’s business environments.

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Jimmy Wayne Anderson, President, Principal Financial Officer, Director and Chairman of the Board – Mr. Anderson is the acting President and Chairman of the Board of Global Technologies. Mr. Anderson was appointed to the Board in December 2017 and assumed the role of President and Principal Financial Officer in January 2018. Mr. Anderson leverages nearly 15 years of business experience inclusive of corporate filings, filings with the Securities and Exchange Commission and corporate action filings with the Financial Industry Regulatory Authority (“FINRA”). Mr. Anderson completed his undergraduate education at the University of Georgia and received his Doctorate degree from Temple University.

Prior to joining the Company, Mr. Anderson held the following roles:

1.	From inception in 2008 to the President, Mr. Anderson has served as the sole officer and director of Sylios Corp, a publicly traded company listed on the OTC Markets “PINK” under the symbol “UNGS.” Sylios Corp is a holding corporation with a market capitalization of under $1 million that has operations engaged in the exploration and development of oil and natural gas properties, purchase of royalty and working interest units in producing properties (oil and natural gas) and alternative land development projects. The Company maintains equity investments in our two spin-offs (The Greater Cannabis Company, Inc. and AMDAQ Corp) catering to the medical and recreational marijuana industry and blockchain technology. Sylios Corp is a fully reporting entity with the SEC that is currently delinquent in its filings.

2.	From 2017 to the present (except for a 6-month period in 2018), Mr. Anderson has served as the sole officer and director of AMDAQ Corp. AMDAQ Corp is a spin-off from Sylios Corp that is currently in the process of filing a Registration Statement on Form S-1. AMDAQ’s multi-faceted business model will allow the company to take advantage of the significant emerging opportunities being developed utilizing blockchain technology. On March 8, 2019, the Company expanded its presence within the blockchain sector by acquiring Arch Exchange Transfer, LLC (“Arch”). Arch, a registered stock transfer agent, has been formed as a decentralized transfer & exchange service. The Company’s technology is being created on the Ethereum block chain with an associated token to help facilitate transactions and payments. This application-based technology utilizes a cryptographically stored ledger in an open source peer-to-peer environment. AMDAQ Corp’s current assets are under $1 million.

3.	From inception in 2014 through July 31, 2018, Mr. Anderson served as the sole officer and director of The Greater Cannabis Company, Inc., a publicly traded company listed on the OTC Markets “QB” under the symbol “GCAN.” The Greater Cannabis Company, Inc. is a biopharmaceutical company that is focused on the development and commercialization of cannabinoid delivery systems with a market capitalization of under $1 million.

4.	From April 10, 2018 through April 24, 2018, Mr. Anderson also served as the sole officer and director of Soligen Technologies, Inc., a publicly traded company listed on the OTC Markets “PINK” under the symbol “SGTN.” Mr. Anderson resigned as a director of Soligen Technologies, Inc. on January 13, 2019.

Family Relationships

There are no family relationships among the directors and executive officers.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

On July 1, 2021, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, Mr. Anderson shall receive a one-time bonus payment of Fifty Thousand and no/100 dollars ($50,000.00) upon execution of the Agreement, and Twenty Thousand and no/100 dollars ($20,000.00) paid to Mr. Anderson on the last calendar day of each quarter as long as Mr. Anderson continues to fulfill his duties and provide the services set forth above. The compensation of $20,000 per quarter commenced with the third calendar quarter of 2021 (first fiscal quarter of 2022).

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Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Business Conduct and Ethics is available on our website at https://www.globaltechnologiesltd.info/governance.

Our Board of Directors

Our Board currently consists of one member. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 Attention: Investor Relations or via e-mail communication at info@globaltechnologiesltd.info. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None. Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 18, 2022, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of March 18, 2022 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

The percentage of beneficial ownership is based on 13,449,828,986 shares of our common stock outstanding at March 18, 2022, and excludes:

●	An indeterminate number of shares of common stock to be issued upon conversion of the Company’s Convertible Promissory Notes; and
●	An indeterminate number of shares of common stock to be issued upon conversion of the Company’s Series L Preferred Stock.

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	Class A Common Stock
Name of Beneficial Owner	Beneficially Owned (1)(2)	Percentage of Common Stock (3)
Jimmy Wayne Anderson (3)	0	0.00%
Officers and Directors as a Group	0	0.00%

5% Shareholders:
Jody A. DellaDonna (4)(5)	700,000,000	5.20%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 18, 2022 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of Class A common stock outstanding on March 18, 2022 and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 18, 2022.

(2)	The number of common shares used in computing the percentages is 13,449,828,986 shares of Class A Common Stock outstanding at March 18, 2022.

(3)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(4)	Included within Jody A. DellaDonna’s beneficial ownership includes 700,000,000 shares of Class A Common Stock.

(5)	The address for Mr. DellaDonna is 109 Carrick Way, Macon, GA 31210.

	Series K Preferred Stock	Percentage of
	Beneficially	Series K
Name of Beneficial Owner	Owned (1)(2)	Preferred Stock
Jimmy Wayne Anderson (3)	3	100.00%
Officers and Directors as a Group	3	100.00%

(1)	The Company’s Series K Super Voting Preferred Stock has no conversion feature.

(2)	The number of Series K Preferred shares outstanding used in computing the percentages is 3 as of March 18, 2022.

(3)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

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	Series L Preferred Stock	Percentage of
	Beneficially	Series L
Name of Beneficial Owner	Owned (1)(2)	Preferred Stock
Sylios Corp (3)	10	3.92%
Jimmy Wayne Anderson (4)	18	7.06%
Around the Clock Partners, LP (5)	40	15.69%
Jetco Holdings, LLC (6)	100	39.22%
MainSpring, LLC (7)	50	19.61%
Valvasone Trust (8)	29	11.38%
Jody A. DellaDonna (9)	8	3.14%
Total	255	100.00%

(1)	Each share of the Company’s Series L Preferred stock can be converted into shares of the Company’s Class A Common stock based on the following formula: $5,000 divided by .70 times the lowest closing price of the Company’s Class A Common Stock for the immediate five-day period prior to the receipt of the Notice of Conversion.

(2)	The number of Series L Preferred shares outstanding used in computing the percentages is 255 as of March 18, 2022.

(3)	Sylios Corp is a Florida corporation. The address for Sylios Corp is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Sylios Corp.

(4)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(5)	Around the Clock Partners, LP is a Delaware limited partnership. The address for Around the Clock Partners, LP is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Around the Clock Partners, LP.

(6)	Jetco Holdings, LLC is a Wyoming limited liability company. The address for Jetco Holdings, LLC is 11718 SE Federal Highway, Suite 372, Hobe Sound, FL 33455. Timothy Cabrera is the controlling principal for Jetco Holdings, LLC.

(7)	MainSpring, LLC is a Wyoming limited liability company. The address for MainSpring, LLC is 611 Fort Harrison Ave S, Suite 363, Clearwater, FL 33756. Brian McFadden is the controlling principal for MainSpring, LLC.

(8)	The address for Valvasone Trust 5114 Stoneywood Circle, Mableton, GA 30126. The trustee for Valvasone Trust is John DellaDonna.

(9)	The address for Jody A. DellaDonna is 109 Carrick Way, Macon, GA 31210.

RELATED PARTY TRANSACTIONS

At December 31, 2021, the Company had a loan receivable, other, to Sylios Corp, an entity controlled by the Company’s sole officer and director.

On March 31, 2021, the Company issued 18 shares of the Company’s Series L Preferred Stock to the Company’s sole officer and director, Jimmy Wayne Anderson, as reimbursement for returning 890,000,000 shares of common stock to the Company.

On March 1, 2021, the Company issued 40 shares of the Company’s Series L Preferred Stock, to Around the Clock Partners, LP, an entity controlled by Company’s sole officer and director, in satisfaction of $200,000 principal and interest outstanding on a Convertible Promissory Note dated July 27, 2018.

On September 2, 2019, the Company issued 10 shares of its Series L Preferred stock to Sylios Corp, an entity controlled by the Company’s sole officer and director, Jimmy Wayne Anderson.

On August 22, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”), an entity controlled by the Company’s President, Jimmy Wayne Anderson. Under the terms of the Agreement, the Consultant is to provide services related to acquisitions, mergers and certain day to day tasks of managing a public company. As compensation, the Company shall pay Consultant $50,000 through the issuance of t10 shares of the Company’s Series L Preferred Stock. The Company issued the shares of Series L Preferred Stock on September 2, 2019. The Agreement had a term of six (6) months or until the Consultant completed the services requested. The services have been completed by the Consultant.

On August 2, 2019, the Company issued 3 shares of its Series K Super Voting Preferred stock to the Company’s sole officer and director, Jimmy Wayne Anderson, as consideration for services provided as an officer of the Company.

On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP (the “Holder”) in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. On March 1, 2021, the Company issued the Holder 40 shares of its Series L Preferred Stock in satisfaction of $124,800 principal, $24,906 default principal, $16,160 interest and $37,666 default interest. A balance of $3,532 was forgiven by the Holder. As of March 31, 2021, there was no outstanding principal or interest due.

During the year ended June 30, 2018, the Company issued 900,000,000 shares of its Class A Common Stock to its sole officer and director, Jimmy Wayne Anderson.

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FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our Common Stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”), with the SEC. Reports and other information we file with the SEC can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We may send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of this Information Statement, to us at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701, telephone: (727) 482-1505.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may mail notification to, or call us at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

This Information Statement is provided to the holders of Common Stock only for information purposes in connection with the actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

MISCELLANEOUS MATTERS

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about March __, 2022 to all stockholders of record as of the Record Date. You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Wyoming and the increase in authorized shares of Common and Preferred Stock will not become effective until at least 20 calendar days after the mailing of an Information Statement to stockholders entitled to receive same.

By Order of the Board of Directors
GLOBAL TECHNOLOGIES, LTD

Date: March 22, 2022	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson
President

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APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
GLOBAL TECHNOLOGIES, LTD.

(Pursuant to Section 241 and 245 of the
General Corporation Law of the State of Delaware)

It is certified that:

1.	The name of the corporation is Global Technologies, Ltd (the “corporation”). The date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 20, 1999.
2.	The date of the filing of the Amended and Restated Certificate of Incorporation of New IFT Corporation was august 13, 1999.
3.	The provisions of the Amended and Restated Certificate of Incorporation of New IFT Corporation are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Global Technologies, Ltd.
4.	The amendments and restatement herein certified have been duly adopted by the vote prescribed by Section 241 and 245 of the General Corporation Law of the State of Delaware.
5.	The Certificate of Incorporation of the Corporation, as amended and restated, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

ARTICLE ONE

The name of the Corporation is TERSUS POWER, INC. (the “Corporation”).

ARTICLE TWO

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is c/o A Registered Agent, Inc., 8 The Green, Suite A, Dover, DE 19901, in Kent County. The name of its registered agent at such address is A Registered Agent, Inc.

ARTICLE THREE

PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

CAPITAL STRUCTURE

Article Four is hereby amended to amend the Authorized shares in section 4.1 and shall read as follows.

4.1 Authorized Shares. The total number of shares of all classes of stocks which the Corporation shall have the authority to issue is Five Hundred Two Million (510,000,000), consisting of three classes of capital stock.

(a) Reverse Stock Split of Class A Common Stock- Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware, of Global Technologies, Ltd. (the “Company”), each four thousand (4000) shares of the Company’s Class A Common Stock, par value $.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof (the “Reverse Stock Split”). The Company is authorized to make a cash payment in lieu of any fractional share interest resulting from the Reverse Stock Split; provided that the Company is also authorized (i) to issue fractional shares to some or all registered holders who would otherwise be eliminated as a result of the Reverse Stock Split, or (ii) to round up fractional shares to the nearest whole share of Common Stock for some or all of such registered holders, if the Board of Directors of the Company determines that doing so would best in the best interest of the Company. Certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, subject to the treatment of fractional shares as described above. The authorized number of Common Stock shares shall be reduced from 14,991,000,000 to 500,000,000 and is reflected within this Amended and Restated Certificate of Incorporation in Section 4.1(b). Neither, the Reverse Stock Split nor this Amended and Restated Certificate of Incorporation will effect the Common Stock par value of $.0001 per share. The authorized number of Preferred shares shall be increased to 10,000,000 from 5,000,000 and is reflected within this Amended and Restated Certificate of Incorporation in Section 4.1(c). Neither, the Reverse Stock Split nor this Amended and Restated Certificate of Incorporation will effect the Preferred share par value of $.01 per share.

(b) Five Hundred Million (500,000,000) shares of Class A Common Stock, par value $.0001 per share (the “Class A Shares”); and

(c) Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred shares”).

4.2 Designations, Preferences, etc. The designations, preferences, powers and rights and the qualifications, limitations and restrictions thereof, of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below.

ARTICLE FIVE

COMMON SHARES

5.1	Identical Rights. Except as otherwise expressly provided in this ARTICLE FIVE, all common shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

5.2	Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment shall have been made to the holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, as amended, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus or earnings. For the purposes of this Paragraph 5.2, neither the consolidation or merger of the Corporation with and into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in the Paragraph 5.2

5.3	Voting Rights.

(a) The holders of the Class A Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders with each Class A share being entitled to one (1) vote.

(b) The holders of the Class A Common Stock are not entitled to cumulative votes in the election of any directors.

5.4	Preemptive or Subscription Rights.

(a)	No holder of Class A Common Stock shall be entitled to preemptive or subscription rights.

ARTICLE SIX

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE SEVEN

BYLAWS

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE EIGHT

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statue of the State of Delaware, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE NINE

BOARD OF DIRECTORS

9.1 The Board of Directors shall consist of up to five (5) members. Such number of directors may be changed from time to time by resolutions of the Board of Directors, except as otherwise provided by law or the Amended and Restated Certificate of Incorporation. Any Director may resign at any time upon written consent to the Corporation. Directors need not be stockholders.

ARTICLE TEN

INDEMNIFICATION

The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

6. The amendment was adopted on:

March 21, 2022 and was duly approved by shareholders holding a majority of the voting rights of the Company.

The above restatement was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

Executed on this ____ day of March 2022.

Global Technologies, Ltd.

By:
Jimmy Wayne Anderson
President and Director